Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Bank First Corporation of our report dated March 16, 2022, with respect to the consolidated financial statements of Bank First Corporation and Subsidiaries included in Bank First Corporation's Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to our firm under the caption “Experts” in this registration statement.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)

Atlanta, Georgia
September 26, 2022